Exhibit 21

                                  SUBSIDIARIES

     Name                                       Jurisdiction of Incorporation
     ----                                       -----------------------------

Leesport Bank                                            Pennsylvania

Essick and Barr Insurance, LLC                           Pennsylvania

Leesport Wealth Management, LLC                          Pennsylvania

Leesport Investment Group, LLC                           Pennsylvania

Leesport Mortgage, LLC                                   Pennsylvania

First Leesport Capital Trust I                           Delaware

Leesport Capital Trust II                                Delaware

Leesport Realty Solutions, LLC                           Pennsylvania